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                                                       Exhibit 16



June 25, 1997

Securities and Exchange Commision
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:



                TCI PACIFIC COMMUNICATIONS, INC.
                --------------------------------

We have read Item 4 of TCI Pacific Communications, Inc.'s Form 8-
K dated June 25, 1997 and are in agreement with the first sentence of the first paragraph and the second paragraph therein.

Yours very truly,

Price Waterhouse LLP